UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2006

American Media Operations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11112	59-2094424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 American Media Way Boca Raton, Florida	33464
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 997-7733

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2006, a Credit Agreement (“2006 Credit Agreement”) was entered into among American Media Operations, Inc. (the “Registrant” or the “Borrower”), American Media, Inc. (“Holdings”), Deutsche Bank Securities Inc., as the Syndication Agent, Bear Stearns Corporate Lending Inc., General Electric Capital Corporation and Lehman Commercial Paper Inc., as Documentation Agents and JP Morgan Chase Bank, N.A., as Administrative Agent. The 2006 Credit Agreement allows for revolving loans, swingline loans and letters of credit in an aggregate principal amount of up to $510 million (subject to an increase of up to $250 million at Borrower’s request, upon certain conditions). The 2006 Credit Agreement includes numerous representations and warranties, conditions precedent, affirmative covenants, negative covenants and events of default. The affirmative covenants include a leverage ratio, a senior secured leverage ratio, a consolidated interest expense cover ratio, and capital expenditure limits. The indebtedness under the 2006 Credit Agreement is secured by security interests in all personal property (with limited exceptions) of the Borrower and the guarantors (Holdings and certain U.S. subsidiaries of the Borrower). The maturity date of the 2006 Credit Agreement is January 30, 2013, subject to an early termination provision in the event that certain of the Registrant’s senior subordinated notes are refinanced.

Item 1.02 Termination of a Material Definitive Agreement.

On January 30, 2006, the Registrant entered into the 2006 Credit Agreement. The existing Amended and Restated Credit Agreement, dated as of January 23, 2003 (the “2003 Credit Agreement”) had allowed for revolving loans and letters of credit in an aggregate principal amount, subject to a borrowing base (comprised of a portion of accounts receivable and inventory), of up to $485.0 million. The 2003 Credit Agreement included numerous representations and warranties, covenants, conditions and defaults. The indebtedness under the 2003 Credit Agreement was secured by security interests in all personal property (with limited exceptions) of the Borrower and the guarantors (Holdings and certain U.S. subsidiaries of the Borrower). The 2003 Credit Agreement was terminated on January 30, 2006 and replaced with the 2006 Credit Agreement. The 2003 Credit Agreement would have terminated on April 1, 2007 had the parties not terminated it earlier. $445.0 million was outstanding under the 2003 Credit Agreement. There were no penalties incurred in connection with the early termination.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance-Sheet Arrangement of a Registrant.

See the discussion under Item 1.01 above, Entry into a Material Definitive Agreement, for information regarding the 2006 Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDIA OPERATIONS, INC. (Registrant)

Date: February 2, 2006	By:	/s/ Carlos A. Abaunza
	Name:	Carlos A. Abaunza
	Title:	Senior Vice President, Chief Financial Officer